Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report on Form 10-Q of Dex Media, Inc. for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dex Media, Inc. as of the dates and for the periods expressed in the Report.

/s/ David C. Swanson David C. Swanson	/s/ Steven M. Blondy Steven M. Blondy
Chairman of the Board of Directors	Executive Vice President and Chief
and Chief Executive Officer	Financial Officer
August 7, 2007	August 7, 2007
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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